EXHIBIT 24

POWER OF ATTORNEY

Each person executing this Power of Attorney hereby appoints Eugene W. Landy and Anna T. Chew, or either of them, as his or her attorney-in-fact to execute and to file such amendments to this Form S-8 Registration Statement as such attorneys-in-fact, or either of them, may deem appropriate or withdraw from the registration process this Registration Statement.

This Power of Attorney has been signed by the following persons in the capacities indicated on October 24, 2007.

Signature

Title

/s/ Eugene W.  Landy

President, Chief Executive

Eugene W.  Landy

   Officer and Director

(Principal Executive Officer)

/s/ Anna T.  Chew

Chief Financial Officer

Anna T.  Chew

     and Director

(Principal Financial Officer and

 Principal Accounting Officer)

/s/ Daniel D. Cronheim

Daniel D. Cronheim

Director

/s/ Catherine B. Elflein

Catherine B. Elflein

Director

/s/ Matthew I. Hirsch

Matthew I. Hirsch

Director

/s/ Neal Herstik

Neal Herstik

Director

SIGNATURES (cont’d)

/s/ Joshua Kahr

Joshua Kahr

Director

/s/ Michael P. Landy

Michael P. Landy

Executive Vice President - Investments and Director

/s/ Samuel A. Landy

Samuel A. Landy

Director

/s/ Cynthia J. Morgenstern

Cynthia J. Morgenstern

Executive Vice President and Director

/s/ Scott L. Robinson

Scott L. Robinson

Director

/s/ Eugene Rothenberg

Eugene Rothenberg

Director

/s/ Stephen B. Wolgin

Stephen B. Wolgin

Director

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